Exhibit 21.01

Following is a list of subsidiaries of Citigroup Inc., as of December 31, 2011, and the states or jurisdictions in which they are organized. The indentation reflects the principal parenting of each subsidiary. Citigroup Inc. owns, directly or indirectly, at least 70% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as that term is defined in Rule 1-02(w) of Regulation S-X), as of December 31, 2011.

Subsidiary	Jurisdiction Name
Associated Madison Companies, Inc.	Delaware
Citigroup Insurance Holding Corporation	Georgia
Financial Reassurance Company 2010, Ltd.	Bermuda
Prime Reinsurance Company, Inc.	Vermont
Citicorp	Delaware
Citibank, N.A.	United States
Citibank (China) Co., Ltd.	China
Citibank del Peru S.A.	Peru
Citibank Maghreb	Morocco
Citibank Overseas Investment Corporation	United States
Administradora de Valores de Guatemala, Sociedad Anonima	Guatemala
Banco Citibank de Guatemala, S.A.	Guatemala
Banco Citibank S.A.	Brazil
Chelsea Participacoes Societarias e Investimentos Ltda.	Brazil
Citibank Leasing S.A.-Arrendamento Mercantil	Brazil
Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
CitiFinancial Promotora De Negocios & Cobranca Ltda.	Brazil
Citibank Corretora de Seguros Ltda.	Brazil
Banco Citicard S.A.	Brazil
Bank Handlowy w Warszawie S.A.	Poland
Citi Cards Canada Holding Corporation	Delaware
Citi Cards Canada Inc.	Canada
Citi Cards Japan, Inc.	Japan
Citi Overseas Investments Bahamas Inc.	Bahamas
Citibank Cartoes Participacoes Ltda.	Brazil
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup Global Markets Finance LLC	Delaware
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citibank Anonim Sirketi	Turkey
Citibank Aruba N.V.	Aruba
Citibank Belgium S.A./N.V.	Belgium
Citibank Canada	Canada
Citibank Espana S.A.	Spain
Citibank Mediador, Operador de Banca-Seguros Vinculado, Sociedad Anonima	Spain
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citibank Investments Limited	England
CitiFinancial Corporation Limited	England
Future Mortgages Limited	England
CitiFinancial Holdings Limited	England
Citibank Japan Ltd.	Japan
Citibank Nigeria Limited	Nigeria
Citibank Taiwan Ltd.	Taiwan

Citibank Tanzania Limited	Tanzania
Citibank-Colombia S.A.	Colombia
Citicorp Capital Philippines, Inc.	Philippines
Citicorp Finance (India) Limited	India
Citicorp Financial Services and Insurance Brokerage Philippines, Inc.	Philippines
Citicorp Insurance Agency Co., Ltd.	Taiwan
Citicorp Merchant Bank Limited	Trinidad and Tobago
CitiFinancial Services of Puerto Rico, Inc.	Puerto Rico
Citigroup Asia Pacific Holding Corporation	Delaware
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Malaysia (L) Limited	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citicorp Pty Limited	Australia
Citigroup Pty Limited	Australia
Citigroup Chile S.A.	Chile
Citigroup Korea Inc.	Korea, Republic of
Citibank Korea Inc.	Korea, Republic of
Citigroup Capital Korea Inc.	Korea, Republic of
Citigroup Netherlands Holdings B.V.	Netherlands
CJP Holdings Inc.	Delaware
Citicorp Leasing International LLC	Delaware
Corporacion Accionaria Citibank de Costa Rica, S.A.	Costa Rica
Grupo Financiero Citibank de Costa Rica S.A.	Costa Rica
Banco Citibank de Costa Rica S.A.	Costa Rica
Inversiones Financieras Citibank, S.A.	El Salvador
Administradora de Fondos de Pensiones Confia, S.A.	El Salvador
Banco Citibank de El Salvador, S.A.	El Salvador
Public Joint Stock Company "Citibank"	Ukraine
Yonder Investment Corporation	Delaware
Associates Financial Services (Mauritius) LLC	Mauritius
Citifinancial Consumer Finance India Limited	India
Latin American Investment Bank Bahamas Limited	Bahamas
ZAO Citibank	Russian Federation
Citicorp Credit Services, Inc.	Delaware
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp USA, Inc.	Delaware
CitiMortgage, Inc.	New York
JSC Citibank Kazakhstan	Kazakhstan
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
Atlantic General Investment Limited	Bermuda
CitiFinancial Credit Company	Delaware
American Health and Life Insurance Company	Texas
Citicorp Home Equity, Inc.	North Carolina
CitiFinancial, Inc.<TX>	Texas
CitiFinancial Auto Corporation	South Carolina
CitiFinancial Auto, Ltd.	Minnesota
CitiFinancial Services, Inc.<VA>	Virginia

CitiFinancial, Inc. <IA>	Iowa
CitiFinancial Corporation, LLC	Delaware
CitiFinancial, Inc. <MD>	Maryland
CF Network Receivables Corporation	Delaware
CitiFinancial, Inc. <OH>	Ohio
CitiFinancial, Inc. <TN>	Tennessee
CitiFinancial, Inc. <WV>	West Virginia
OneMain Financial Holdings, Inc.	Delaware
OneMain Financial, Inc.	Delaware
Triton Insurance Company	Texas
Citigroup Finance Canada Inc.	Canada
1506995 Alberta ULC	Canada
1506999 Alberta ULC	Canada
CitiFinancial Canada, Inc.	Canada
Citigroup Fund Services Canada Holding Co.	Canada
Citigroup Fund Services Canada, Inc.	Canada
CGI Private Equity LP LLC	Delaware
Citibank (Switzerland)	Switzerland
Citicorp Funding, Inc.	Delaware
Citicorp Municipal Mortgage Holdings Inc.	Delaware
Citicorp Municipal Mortgage Inc.	Delaware
Citicorp Municipal Mortgage Trust	Delaware
Citicorp Global Holdings, Inc.	Delaware
Citicorp Investment Partners, Inc.	Delaware
Citicorp North America, Inc.	Delaware
Citicorp Buffalo Basin, Inc.	Delaware
Niagara Holdco LLC	Delaware
Iris Falls LLC	Delaware
Horseshoe Falls LP	Nevada
Seguros e Inversiones S.A.	El Salvador
Citicorp Trust Bank, fsb	United States
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
Citigroup Capital UK Limited	England
Citigroup Funding Inc.	Delaware
Citigroup Global Markets Holdings Inc.	New York
Citigroup Delaware First Finance LLC	Delaware
Citigroup Delaware Finance Limited Partnership	Delaware
Citigroup Finance LLC	Delaware
Citigroup Finance Limited Partnership	Delaware
Citigroup Financial Products Inc.	Delaware
CELFOF GP Corp.	Delaware
CIGPF I Corp.	New York
Citi Swapco Inc.	Delaware
Citicorp Securities Services, Inc.	Delaware
Citigroup Acquisition LLC	Delaware
Automated Trading Desk Holdings, Inc.	Delaware
Automated Trading Desk, LLC	Delaware
Automated Trading Desk Brokerage Services, LLC	Delaware
Automated Trading Desk Financial Services, LLC	South Carolina
Citigroup Counterparty Risk LLC	Delaware
Citigroup Derivatives Markets Inc.	Delaware
Citigroup Energy Inc.	Delaware

Citigroup Energy Holdings Inc.	Delaware
Citigroup Energy Canada Holdings ULC	Canada
Citigroup Energy Canada ULC	Canada
Citigroup Forex Inc.	Delaware
Citigroup Global Markets (International) Finance AG	Switzerland
Citigroup Global Markets U.K. Equity Limited	England
Citigroup Global Markets Holdings GmbH	Switzerland
Citigroup Global Markets Financial Products LLC	Delaware
Citigroup Global Markets Overseas Finance Limited	Cayman Is.
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets Asia Limited	Hong Kong
Citigroup Global Markets Hong Kong Futures And Securities Limited	Hong Kong
Citigroup Global Markets Australia Holdings Pty Limited	Australia
Citigroup Global Markets Australia Pty Limited	Australia
Citigroup Global Markets Brasil Holding Inc.	Delaware

Citigroup Global Markets Brasil, Corretora De Cambio Titulos E Valores Mobiliarios S.A.	Brazil
Citigroup Global Markets Canada Holding Company	Canada
Citigroup Global Markets Canada Inc.	Canada
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets Luxembourg	Luxembourg
Citigroup Global Markets Inc.	New York
Citigroup Global Markets International LLC	Delaware
Citigroup Global Markets Korea Securities Limited	Korea, Republic of
Citigroup Global Markets Mauritius Private Limited	Mauritius
Citigroup Global Markets Switzerland Holding GmbH	Switzerland
Administradora de Valores Integrales, S. de R.L. de C.V.	Mexico
Gestion Profesional de Cartera, S. de R.L. de C.V.	Mexico
Citigroup Global Markets Europe Finance Limited	England
CIB Properties Limited	England
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets Singapore Holdings Pte. Ltd.	Singapore
Citigroup Global Markets Singapore Pte. Ltd.	Singapore
Citigroup Global Markets Singapore Securities Pte. Ltd.	Singapore
Citigroup Global Markets Taiwan Securities Holdings Limited	Delaware
Citigroup Global Markets Taiwan Securities Company Limited	Taiwan
Clearwater I River Finance ULC	Canada
Highwood Partners Finance GP	Delaware
Cedar Creek Finance ULC	Canada
Highwood River Finance ULC	Canada
Pipestone River Finance ULC	Canada
Clearwater II River Finance ULC	Canada
Cramer Finance LLC	Delaware
Ballane SAS	France
Delphi I Asset Holding LLC	Delaware
Financial Reassurance Company, Ltd.	Bermuda
LavaFlow, Inc.	Florida
Liquidation Properties Holding Company Inc.	Delaware
Seven World Holdings LLC	Delaware
Citigroup Global Markets India Private Limited	India
Citigroup Global Markets Commercial Corp.	Delaware

Citigroup Holdco Delaware Finance Inc.	Delaware
Citigroup Delaware Finance General Partner LLC	Delaware
Fscwil Funding Limited Partnership	Delaware
Citigroup Delaware Second Finance LLC	Delaware
Citigroup Holdco Finance Inc.	Delaware
Citigroup General Partner LLC	Delaware
Citigroup Funding Limited Partnership	Delaware
Citigroup International Finance	Cayman Is.
Luna Falls LLC	Delaware
Citigroup Global Markets Realty Corp.	New York
Citigroup Holdings Mauritius Ltd	Mauritius
Citigroup Alternative Investments LLC	Delaware
Metalmark Capital Holdings LLC	Delaware
Metalmark Management II LLC	Delaware
Citigroup Japan Holdings Corp.	Japan
CFJ G.K.	Japan
CFJ Holdings Ltd.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Services Japan Ltd.	Japan
Citigroup Japan Treasury GK	Japan
Citigroup Management Corp.	Delaware
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero
Banamex	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Vidapass, Sociedad Anonima de Capital Variable	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Inmuebles Banamex, S.A. de C.V.	Mexico
Tarjetas Banamex, S.A. De C.V., Sofom, E.R.	Mexico
Credito Familiar, S.A. De C.V., Sociedad Financiera De Objeto Limitado, Integrante Del Grupo
Financiero Banamex	Mexico
Pensiones Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Telecomunicaciones Holding Mx, S. de R.L. de C.V.	Mexico
FS Securities Holdings Inc.	Delaware
NAMGK Mexico Holding, S. de R.L. de C.V.	Mexico